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                                                                   EXHIBIT 10.19

As of January 5, 1998

Metro-Goldwyn-Mayer Studios Inc.
2500 Broadway Street
Santa Monica, CA 90404
Attention: Mary Luppi Basich, Esq.
Vice President, Legal Division

RE: Orion Home Entertainment Corporation and Motion Picture Corporation of
    America

Ladies and Gentlemen:

Reference is made to the following agreements:

1. That certain distribution agreement dated as of June 27, 1996 between Playboy Entertainment Group, Inc. ("Playboy") and Orion Home Entertainment Corporation, doing business as Orion Home Video ("Orion"), relating to, among other matters, certain "Branded Product" and "Unbranded Product" (as such terms are defined in such distribution agreement), as such distribution agreement has been amended, including by that certain letter agreement dated December 31, 1997, addressed to Bill Asher of Playboy, from Mary Luppi Basich of Metro-Goldwyn-Mayer Studios Inc. ("MGM") (such December 31, 1997 letter agreement is referred to as the "MGM Amendment", and such distribution agreement, as amended, is referred to as the "Orion Distribution Agreement").

 2. That certain production arrangement dated February 23, 1994 between Playboy and Motion Picture Corporation of America ("MPCA") relating to, among other matters, the production and distribution of motion pictures in groups of two, as such production arrangement has been amended (the "MPCA Production Arrangement").

MGM represents and warrants that MGM has the full right, power and authority to deal with all matters with respect to the Orion Distribution Agreement on behalf of Orion, and with respect to the MPCA Production Arrangement on behalf of MPCA, including entering into the MGM Amendment, and that no other person or entity is required to approve or consent to MGM's actions in connection therewith.



                                                              EXECUTED AGREEMENT
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MGM shall indemnify and hold harmless Playboy and Playboy's successors, licensees and assigns from and against any and all claims, liabilities, losses and costs (including reasonable attorneys' fees) in connection with (a) any claim or allegation that MGM does not have the right to enter into the MGM Amendment on behalf of Orion and MPCA, or (b) any claim or allegation that any payment accruing to MPCA or its successor(s) in interest under the MPCA Production Arrangement that is retained by Playboy or paid by Playboy to MPCA c/o David Bishop, MGM Home Entertainment, pursuant to the MGM Amendment, instead should have been paid to a person or entity other than MPCA pursuant to a written agreement to which MPCA is a party.

Please signify MGM's agreement to the provisions of this letter agreement by executing this letter agreement in the appropriate space provided below.

Very truly yours,




PLAYBOY ENTERTAINMENT GROUP, INC.



By: /s/ William Asher
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        William Asher, V.P.
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             Name and Title


ACCEPTED AND AGREED TO ON BEHALF OF:

METRO-GOLDWYN-MAYER STUDIOS INC.

By:     Robert C. Forest
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    Robert C. Forest, Exec. Dir. Bus. Off.
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             Name and Title

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